Exhibit 10.W

11TH FLOOR

Office Building Lease

This Lease, made and executed this 1st day of November, 2002, between CITINATIONAL-BUCKEYE BUILDING CO., a California limited partnership, 606 South Olive Street, Office of the Building, Los Angeles, California 90014, hereinafter designated the LANDLORD, and CITY NATIONAL BANK, a national banking association, 400 North Roxbury Drive, Beverly Hills, California 90210, hereinafter designated the TENANT, consists of the following agreements:

1.  DEMISED PREMISES. USE AND TERM.  For and in consideration of the covenants hereinafter mentioned, the Landlord leases to the Tenant and the Tenant hereby leases from the Landlord the premises known as Suite 1100 consisting of approximately 9,696 rentable square feet located on a portion of the 11th          Floor (as per the [ILLEGIBLE] plan, marked Exhibit “A”) in the CITY NATIONAL BANK BUILDING, 606 South Olive Street, City of Los Angeles, California, 90014 to be used by said Tenant as and for administrative offices and for no other purpose, for the term commencing on the earlier of Tenant occupying the Premises for the purpose of conducting business or March 1, 2003 and ending December 31, 2006.

2.  RENT.  The Tenant agrees to pay to the Landlord as rent for said leased premises, monthly installments of Sixteen Thousand Nine Hundred Sixty-Eight and 0/100 Dollars ($16,968.00), each installment payable in advance on the 1st day of each and every calendar month during the term hereof, commencing on the earlier of Tenant occupying the Premises for the purpose of conducting business or March 1, 2003, in lawful money of the United States of America, which the Tenant agrees to pay to Landlord without deduction or offset, prior notice or demand, at the office of the building or such place as the LANDLORD may designate.  Said rent is subject to increases as provide in Articles 20, 37 and as otherwise hereinafter provided.  In the event the actual commencement date of this lease should fall on other than the 1st day of a calendar month, then the rental for the first and last month of the lease term will be prorated on a calendar month basis.

3.  SUBLEASING.  Neither Tenant, nor Tenant’s legal representatives or successors shall mortgage or encumber this lease or sublease, or use or occupy or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance in accordance with the express terms and conditions of this Article.  Any such mortgage, encumbrance, sublease or permission without such consent shall be voidable, at the option of Landlord and, at the option of Landlord, shall terminate this lease.  If the demised premises or any part thereof be occupied by any party other than Tenant, without Landlord’s consent, Landlord may at its option, collect rent from the occupant, and apply the net amount collected to the rent herein reserved but no such occupancy or collection shall be deemed a waiver of the conditions of this Article or the acceptance of the occupant as Tenant or Subtenant or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant under this lease.

No sublease may become effective unless and until Tenant has given Landlord at least thirty (30) days prior written notice of such proposed bonafide sublease, such notice to be received by Landlord at least thirty (30) days prior to the proposed commencement date of such proposed sublease.  Said notice shall state and include the following:  the name of the proposed Subtenant; the status of the proposed Subtenant either as, an individual, partnership, corporation or the like; the present business address of the proposed Subtenant; a present financial statement of the proposed Subtenant; the stated use or purpose and business to be conducted under the proposed sublease the proposed commencement and termination date of such proposed sublease: and whether all or portion of the leased premises is proposed to be subleased under such proposed sublease.

Tenant may sublease all or a portion of the demised premises only upon the obtaining of Landlord’s written consent and subject to the following express conditions: A. That Tenant does not sublease to more than a reasonable number of Subtenants which number shall be subject to Landlord’s approval; B. That each Subtenant shall be subject to the prior written approval of Landlord which approval shall not be unreasonably withheld, but without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such approval if: (1) The use to be made of the demised premises by the proposed Subtenant is (a) not generally consistent with the character and nature of all other [ILLEGIBLE] in the Building or with Landlord’s leasing policy, or (b) a use which conflicts with any so called “exclusive” then in favor of another tenant of the Building or of any of Landlord’s other Buildings which are in the same complex as the Building, or (c) any use which is the same as that stated in any percentage lease to another tenant of the Building or any of Landlord’s other Buildings which are in the same complex as the Building or (d) a use which would be prohibited by any other portion of this lease (including but not limited to any rules and regulations then in effect): or (2) The character, moral stability, reputation and financial responsibility of the proposed Subtenant is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this lease; C. That in no event shall the term of such sublease be for a longer period thana the unexpired term of this lease; D. That each sublease shall expressly provide that it is subject and subordinate to this lease; E. That Tenant shall pay to Landlord, Landlord’s then standard processing fee; F. That the proposed Subtenant shall execute an agreement on Landlord’s then standard form pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this lease for the period covered by the sublease to the extent of the space subleased; G. That an executed duplicate original of each sublease and assumption agreement in a form acceptable to Landlord, together with all sums due, shall be delivered to Landlord within five (5) days after the execution thereof and any such sublease shall not be binding upon Landlord until the delivery of the foregoing to Landlord and the execution and delivery of Landlord’s consent thereto and; H. That Landlord shall have the right upon written demand to require the Subtenant to pay the rent under the sublease directly to the Landlord and/or to require Tenant to pay to Landlord a sum equal to (i) Fifty percent (50%) of any rent or other consideration paid to Tenant by any Subtenant which is in excess of the rent then being paid by Tenant to Landlord to the extent of, and as apportionable to the space sought to be subleased pursuant to the terms of this lease and (ii) any other profit or gain realized by Tenant from any such subleasing.  All sums payable hereunder by Tenant shall be paid to landlord as additional rent immediately upon receipt thereof by Tenant.  Any such rent, profit, gain or other consideration, or sum equal to same, as set forth herein, not so paid to Landlord as herein required, shall be and is deemed to be held and retained by Tenant in trust for the sole benefit of Landlord, and, whether actually held or retained by Tenant or not, shall be and is deemed to be held and retained by Tenant in trust for the sole benefit of Landlord, and whether actually held or retained by Tenant or not, shall be chargeable to Tenant and payable to Landlord upon demand.  Any failure of refusal by Tenant to pay Landlord same shall constitute a default and material breach of the terms, covenants and conditions of this lease subjecting Tenant to all the rights and remedies of Landlord under this lease and applicable law.

The consent by Landlord to a sublease shall not in any way be construed to relieve Tenant or the Subtenant from obtaining the express consent in writing of Landlord to any further subleasing.  Any further subleasing shall require the written consent of Tenant and any previous Subtenant except that Tenant and any Subtenant hereunder expressly waive their right to consent to any further subleasing of the premises on their behalf by Landlord.  The consent by Landlord to a sublease shall not in any way be construed to release Tenant from any liability whether past, present or future under this lease or to release Tenant from any liability under this lease because of Landlord’s failure to give notice of default under or in respect to any of the terms, covenants, conditions, provisions or agreements of this lease.  Notwithstanding the consent of Landlord to such sublease, Tenant shall remain liable for payment of all bills rendered by Landlord for the charges incurred by the Subtenant for services and materials supplied to the demised premises.  If Tenant is a corporation which, under the then current guidelines published by the Commissioner or Corporations of the State of California, is not deemed a public corporation, or if Tenant is an unincorporated association or a partnership, the transfer assignment, or hypothecation of any stock or interest in such corporation, association or partnership in the excess of twenty-five (25%) percent shall be deemed a proposed sublease within the meaning of this Article, including the requirement of obtaining Landlord’s prior written consent.  Landlord hereby consents to the assignment, subletting, or transfer of this lease by Tenant to any corporation resulting from a consolidation, or to the surviving corporation in case of merger, to which consolidation or merger Tenant shall be party, or to any bank acquiring all or substantially all of the assets of Tenant, or to any corporation result from a reorganization of Tenant.

4.  EXPIRATION.  If Tenant shall hold-over after the expiration of the lease term with the written consent of Landlord, such holding shall be construed to be a tenancy only from month-to-to-month, but otherwise in accordance with the terms and conditions hereof insofar as they are applicable, but Tenant shall pay the rate Landlord is then offering to prospective tenants for the herein demised premises for such further time as Tenant may hold the same; but nothing in this Article shall be construed as consent by Landlord to the occupancy or possession of the demised premises by Tenant after the expiration of the term hereof.  If Tenant holds over after the termination of this lease without express written consent of the Landlord, Tenant shall pay to Landlord rent at the rate landlord is then offering to prospective tenants for the herein demised premises (but in no event less than two times the monthly rental which was payable for the last month of the lease term), plus sums payable under Article 20 and other sums payable as rent under this lease for the period during which Tenant retains possession of the premises.  Nothing herein shall be construed as a waiver of any of the Landlord’s rights or remedies to recover possession of the demised premises.  Tenant shall be liable to Landlord for any and all damages suffered by Landlord including but not limited to any damages to the demised premises and any lost rentals, profits or leases suffered because of Tenant’s holdover of the premises without the written consent of the Landlord.  This lease shall terminate on the date set forth without the necessity of notice from either party.

6.  AUTOMOBILE PARKING.  Automobile parking subject to availability, shall be extended to Tenant’s invitees, in common with the invitees of other tenants, at reasonable parking rates and upon other conditions established by Landlord from time to time in the parking area where designated by Landlord.  Landlord reserves the sole right and option as to whether or not an attendant will be furnished for such automobile parking area or areas.  If no attendant is furnished, Landlord will provide suitable designation of the parking area to Tenant.  This right to park will be solely for the accommodation of the Tenant and Tenant expressly agrees that Landlord assumes no responsibility of any kind whatsoever in reference to such automobile parking areas or the use thereof by the Tenant, its employees or invitees.  Notwithstanding anything in the contrary contained in this Paragraph 6, Tenant shall be entitled to nine (9) automobile parking permits per month notwithstanding how many parking permits Tenant has used at anytime during the Term.

7.  ALTERATIONS-FIXTURES.  The leased premises shall not be altered, repaired or changed without the written consent of Landlord first had and obtained, and all such alterations, improvements or changes shall be at the sole cost of Tenant, except that Tenant shall have the right to perform non-structural improvements of the leased premises which do not affect the Building systems (as hereinafter defined) or substantially alter the layout of the leased premises up to a total expenditure which does not exceed the sum of $50,000 for any or all of such improvements within any twelve (12) month period, without Landlord’s prior written consent.  Tenant shall hold Landlord and the demised premises harmless and free from any lien or claim therefore and all other liability, claims and demands arising out of any work done or material supplied to the demised premises at the instance of Tenant, and from all actions, suits and costs of suit by any person to enforce any such lien or claim of lien, liability, claims or demands, together with the costs of suit and attorney’s fees incurred by Landlord in connecting therewith.  Tenant shall cause any mechanic’s lien or other lien filed against the demised premises or the building of which the demised premises are a part to be released and removed within ten (10) days of such filling either by the satisfaction of such lien or by the posting of a bond.  Landlord may impose, as a condition of such consent, such requirements as Landlord in its sole discretion may deem reasonable and desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, Tenant shall construct such improvements, alterations or repairs in conformance with any and all applicable rules and regulations of any Federal, State, County or Municipal code or ordinance.  Tenant agrees to give Landlord written notice of the commencement date of any alterations, improvements or repairs to be made in, to or upon the premises not later than fifteen (15) days prior to the commencement of any such work, in order to give Landlord time to post notices of non-responsibility.  All such alterations, repairs, additions or improvements (including any alterations, repairs, additions or improvements installed during Tenant’s prior occupancy of the demised premises pursuant to any previous lease, sublease or otherwise), shall, unless otherwise provided by written agreement, become the property of Landlord and shall remain upon and be surrendered with the premises upon the expiration of this lease or any sooner termination thereof.

At the expiration of the term of this lease and provided that Tenant is not in default hereunder, all Tenant’s free-standing personal property not attached to the demised premises may be removed by Tenant, at Tenant’s sole expense, provided, however, Tenant shall pay for any damages caused to the demised premises by the removal of said items, so that after the removal of said items, the demised premises will be in the same condition as at the time prior to the said installations, if any, reasonable wear and tear excepted.  In any event, at the sole option of Landlord, Tenant at its expense, must remove said items and any improvements installed by Tenant other than the original improvements to ready the premises for Tenant’s occupancy under this lease, and repair any damage to the premises occasioned by said installation and/or removal and restore the premises to original condition.  If Tenant shall fail to complete such removal or restoration and repair such damage, Landlord may do so and charge the reasonable cost thereof to Tenant, which sum shall be deemed additional rent hereunder and shall be due and payable from Tenant to Landlord within ten (10) days after Landlord has rendered to Tenant a written statement therefor.  Any improvements, equipment or personal property not removed by Tenant from the premises upon the end of the term shall be conclusively presumed to have been abandoned by Tenant, and the cost of removal, storage and/or sale of same shall be deemed additional rent hereunder, payable from Tenant to Landlord in the same manner as provided above with respect to restoration charges.  Any tenant improvements for which an allowance is given by Landlord to Tenant and all carpeting and/or drapes installed in the premises shall become part of the realty and become the property of Landlord and remain in the demised premises upon expiration or sooner termination of the lease or Tenant’s vacating or abandonment of the demised premises.

The provisions of Articles 28 and 39 are incorporated herein by this reference as if set forth in full.

8.  ETHICS.  If Tenant is a member of any profession, he agrees to abide by the Code of Ethics of the association recognized as representing that particular profession in the County of Los Angeles, State of California.

9.  UTILITIES.  Landlord agrees to supply for standard desk-furnished business offices, during the usual building business hours on business days, necessary amounts of domestic water for drinking purposes, heat, air-conditioning, and electric current for lighting purposes and power for a reasonable number of fractional horsepower office machines, together with Landlord’s standard janitorial services five times each week, Saturdays, Sundays and recognized legal holidays excepted.  Landlord shall not supply any janitorial services or clearing for any plumbing fixtures located in the demised premises only and not the common area.  Landlord shall provide the same services, maintenance and repairs for the demised premises at Landlord’s sole cost as Landlord provides to the other office space tenants in the building (as distinguished from ground-floor tenants) commensurate with comparable office buildings in Los Angeles. Tenant shall have the obligation and responsibility for cleaning and maintaining any such plumbing fixtures.

Tenant will not, without the written consent of Landlord, use any office equipment in the premises using current in excess of 110 volts, or which will in any way generate heat or increase the amount of electricity, water or air-conditioning usually furnished or supplied for use of the premises as general office space; nor connect any apparatus or device for the purposes of using electric current except through existing electrical outlets or for the use of water except with existing water pipes in the premises.  If Tenant requires water or electric current in excess of that usually furnished or supplied for use of the premises as general office space.  Tenant shall first procure the consent of Landlord, which consent shall not be unreasonably withheld or delayed; provide, however, Landlord may cause a water meter or electric current meter to be installed in the premises, to measure the amount of water and electric current consumed for any such other use.  The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the City of Los Angeles or the local public utility, as the case may be, for furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

In the event Tenant utilizes or consumes utilities or services after usual building business hours or in amounts which are appreciably in excess of those utilized or consumed by the average office tenants in the building, Tenant shall reimburse Landlord, as additional rent, upon receipt of demand therefor, the cost of such excess consumption.  Landlord agrees to supply, for any storage areas leased hereunder, during usual building business hours on business days, reasonable amounts of electric current for lighting purposes only.  Landlord shall have no obligation to supply to storage areas, water, heat, air-conditioning or electric current for any purposes other than lighting.

At any time during the term of this lease, normal building business hours for the furnishing of any utilities or services may be curtailed by Landlord without abatement of rent, due to any Energy of Natural Resource Conservation Act now or hereinafter enacted or the directive of any Energy or Natural Resource Agency or any other similar or dissimilar statute or directive of any federal, state or other governmental, or quasi-governmental agency, or public utility, or any other entity vested with the power to regulate utilities or services.

10.  NOTICES.  All notices to be given hereunder by Landlord to Tenant shall be in writing and may be served either personally or by depositing the same in the United States mail, postage prepaid, either by ordinary, registered or certified mail, and addressed to Tenant at the demised premises.  Notice shall be deemed effective upon receipt of personal delivery or three (3) days after deposit in any public depository of the United States mail or one (1) business day after delivery to an overnight courier service.  If there be more than one Tenant, then notice to any of them shall constitute notice to all and notice from any of them shall constitute notice from all.  If Tenant be a corporation, then such service upon any employee shall constitute service upon the corporation and in this regard Tenant specifically waives any rights as to methods of service as set out in Sections 1161 and 1162 of the California Code of Civil Procedure.  Tenant hereby waives all other methods of notice prescribed by the Codes of California.

Any notice desired to be served on Landlord by Tenant must be sent by prepaid United States registered or certified mail to: Citinational-Buckeye Building Co., 606 South Olive Street, Office of the Building, Los Angeles, California 90014, or at such other place as Landlord may from time to time designate in writing.

11.  INSURANCE.  Tenant shall, at its sole expense, procure and maintain comprehensive public liability insurance naming Landlord as an additional insured for the demised premises during the term of this lease in minimum amounts of $1,000,000.00 combined single limit.  Tenant shall furnish Landlord with evidence of such insurance, in a form satisfactory to Landlord, which shall provide that the coverage shall not be canceled or reduced without ten (10) days prior written notice to Landlord.  The parties to this lease shall each procure an appropriate clause in, or an endorsement on, any policy of fire or extended coverage insurance covering the premises and the building of which the premises are a part, and the improvements, furniture, fixtures, and equipment located in or on the premises, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver or subrogation or consent to a waiver of right of recovery, each party hereby agrees that it shall not make any claim against or seek to recover from the other for any loss or damage requiring  from fire or other hazards covered by such fire and extended coverage insurance including negligent acts.  Landlord shall procure and obtain comprehensive public liability insurance naming Tenant as an additional insured in the minimum amount of $1,000,000 combined single limit.  In addition, Landlord shall procure and maintain 100% replacement cost insurance for the Building.

12.  RIGHTS OF LANDLORD.  Landlord reserves the following rights: (a) to change the address and/or name of the building without notice or liability to Tenant; (b) to designate all sources furnishing sign painting or lettering, ice, bottled water and toilet supplies used on the premises; (c) constantly to have pass keys to the premises; (d) to grant anyone the exclusive right to conduct any particular business or undertaking in the building in which the demised premises are situated provided that in no instance shall such right interfere or conflict with Tenant’s banking business; (e) to enter the demised premises upon 24 hour written notice except in an emergency whether or not Tenant is present to admit Landlord for inspections, repairs, alterations or additions to the premises or the building in which the premises are situated for window cleaning and janitorial services, to exhibit the premises to others, to affix and display “For Rent” signs during the last 6 months of the term of this lease, and for any purpose whatsoever related to the safety, protection, preservation or improvement of the premises, the said building, or Landlord’s interest, without being deemed guilty of an eviction or disturbance of Tenant’s use and possession, and without being liable in any manner to Tenant on account thereof; (f) at any time, and from time to time, whether at the instance of Landlord or pursuant to governmental requirements, at Landlord’s expense, to make repairs, alterations, additions, improvements, whether structural or otherwise, in or to the building, or any part thereof, including the demised premises.  Without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild the lobby and all other public and rentable areas of the building as the same are presently or shall hereafter be constituted, or any part or parts thereof.  Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from any work so done in or about the demised premises or the building or any adjacent or nearby buildings, land, street or alley, all claims against the Landlord for any and all such liability being hereby expressly released by Tenant, unless caused by Landlord’s negligence or willful misconduct.  In connection with making repairs, alterations, decorating, additions or improvements under the terms of this Article.  Landlord shall have the right to access through the demised premises, as well as the right to take into and upon and through said premises or any other part of the building all material that may be required to make such repairs, alterations, decorating, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities, without being deemed or held guilty of an eviction of Tenant and without liability for damages to Tenant’s property, business or person and without liability to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant provided that Landlord shall in all events use the right of access hereunder in such a manner as to minimize the disruption to Tenant’s business.  The rent reserved herein shall in no wise abate while said repairs, alterations, decorating, additions or improvement are being made, and Tenant shall not be entitled to maintain any set-off or counter-claim for damages of any kind against Landlord by reason thereof except in the case of Landlord’s negligence, However, all such work shall be done in such manner as to cause Tenant the least inconvenience practicable.  Landlord reserves and shall have the right to enter upon the demised premises for the purpose of posting and maintaining such notices on the premises as may be necessary to protect Landlord against mechanic’s, materialmen’s or other liens and any other notices that may be proper and necessary.

13.  DESTRUCTION-FIRE OR OTHER CAUSE.  If said building shall be totally destroyed, this lease shall thereupon terminate.  If said building or demised premises shall be damaged by fire, earthquake, or any other cause without fault or neglect of Tenant, so that the leased premises become untenantable, then, if the leased premises cannot be made tenantable within one hundred twenty (120) working days from the date of such damage, this lease may be terminated by Landlord or tenant.  In any case where the leased premises are rendered partially and permanently untenantable by fire, earthquake, or other cause without the fault or neglect of Tenant, the monthly rental shall be adjusted in the proportion that the rental value of the untenantable portion of the demised premises bears to the rental value of the whole thereof.

14.  RIGHT OF REPOSSESSION.  If, in compliance with any law, or ordinance now or hereafter enacted, or if required to comply with the directions or requirements of any public officer, board or commission, it becomes necessary for Landlord to acquire permanently all or any portion of the demised premises, Landlord or its assigns shall have the right to repossess the demised premises, or any portion thereof, at any time upon thirty days’ written notice to Tenant, and when said space shall have been so permanently repossessed, Landlord shall, in lieu of any and all claims for damages, allow Tenant a credit on Tenant’s rent in the proportion that the rental value of the space taken bears to the rental value of the whole of the demised premises; provided, however, that if the space taken is of such an amount or size as to make the remaining space unusable to Tenant, then Landlord, upon thirty (30) days’ written notice from Tenant, will endeavor, if available, to furnish Tenant with comparable space elsewhere in the building and to place Tenant in such new space and pay all costs incurred by Landlord or Tenant in such relocation, and this lease and each and all of the terms, covenants and conditions thereof shall thereupon remain in full force and effect and be deemed applicable to such new space; upon acceptance of such space by Tenant and upon its sole and absolute discretion provided, however, that if Landlord shall be unable to provide Tenant with such other space, then this lease shall thereupon cease and terminate.  No exercise by Landlord of any right herein reserved shall entitle Tenant to damages for any injury or inconvenienced occasioned thereby, nor shall Tenant by reason thereof be entitled to any abatement in rent (except as above set forth in case of taking of space permanently.)

15.  EMINENT DOMAIN.  Should Landlord, at any time during the continuance in force of this lease, be deprived of the building in which the demised premises are situated, or any part thereof, or any part of the land on which the building or appurtenances are situated, by condemnation or eminent domain proceedings, this lease shall terminate, at Landlord’s option, on the date when Landlord is actually deprived of possession of said land or building, or some part thereof, and thereupon the parties hereto shall be released from all further obligations hereunder, and Landlord shall thereupon repay to Tenant any rental theretofore paid by Tenant and unearned at the date of such termination.  Tenant shall not be entitled to any compensation, allowance, claim or offset of any kind against the Landlord, as damages or otherwise, by reason of such condemnation or eminent domain proceedings or by reason of being deprived of the demised premises or the termination of this lease except to the extent Landlord receives proceeds which relate to Tenant’s personal property, and said Tenant does hereby waive, renounce and quit-claim to Landlord any right in and to any award, judgment, payment or compensation which shall or may be made or given because of the taking of said premises, or any portion thereof, by virtue of any such condemnation or eminent domain proceedings, whether received in any such action or in settlement or compromise thereof by Landlord, also except to the extent Landlord receives proceeds which relate to Tenant’s personal property.  Further, Tenant shall have the right to file a separate claim to recover the value of its personal property in the eminent domain proceedings.

16.  USE OF BUILDING.  Tenant shall not be allowed to use the name of the building in which the demised premises are located, or words to that effect, in connection with any business carried on in said premises (except as Tenant’s address) without written consent of Landlord.  Tenant shall not engage in any advertising whatsoever, which in any way shall adversely affect the character of the building of which the demised premises are a part.  Tenant further covenants and agrees not to suffer or permit said premises, or any part thereof to be used in any manner that will injure or impair the structural strength of said building, and not to suffer or permit to be installed in said premises, any machinery or apparatus, the weight or vibration of which will tend to injure or impair the structural strength of said building.

17.  SUCCESSORS.  Subject to the aforementioned restrictions on assignment of this lease on the part of Tenant, the words “Landlord” and “Tenant” as used herein include, apply to, and bind and benefit the heirs, executors, administrators, assigns and successors of Landlord and Tenant.  In the event of any change of name, Tenant agrees to furnish Landlord with a change of business or corporate name with appropriate supporting documentation.

18.  CO-TENANTS.  All persons comprising Tenant, together with all assignees and Subtenants, should Landlord elect to treat said assignees and Subtenants as Tenants, are to be held and hereby agree to be held jointly and severally responsible for the payment of rent and the faithful performance of all the terms, covenants and conditions of this lease.  Landlord shall have the right to proceed against any person liable under this lease without the necessity of first proceeding against any other person and without first pursuing any other remedy.  Payment or refund by Landlord to any person who is one of the Tenants hereunder of any sums, including but not limited to the security deposit due under this lease, shall constitute payment or refund to any persons comprising Tenant.

19.  NON-LIABILITY OF LANDLORD.  Except in the event of Landlord’s negligence or willful misconduct, Landlord shall not be liable to Tenant, or to any other person or persons whomsoever, and Tenant hereby waives any and all claims for any damages to the leased premises or for or on account of any loss, damage, theft, injury to any person or property in or about said premises, or the building of which the demised premises are a part, or the approaches or entrances thereto, or on the streets, sidewalks, parking areas or corridors thereof, caused or occasioned by said premises being out of repair, by defects in said building or said premises or equipment contained therein, including, but not limited to, any security system located in or about the demised premises whether or not installed by Landlord, or by the failure to keep the same in good order and repair, or by fire, gas, water, electricity, failure or malfunction of the air-conditioning, or by the breaking, overflowing or leaking of roofs, pipes, or walls of said building, or for any other damage or injury caused by any acts or events whatsoever beyond the control of Landlord, including, but not limited to, the acts and omissions of other Tenants and invitees of the building.  Landlord shall not be liable and Tenant hereby waives all claims for damages that may be caused by Landlord in re-entering and taking possession of the premises as herein provided.

20.  INCREASE OF TAXES AND OPERATING COSTS.  Tenant shall pay all taxes assessed during the term of this lease against Tenant’s personal property and trade fixtures and against tenant improvements which exceed the building standard tenant improvements whether installed by Landlord or by Tenant, or in Tenant’s possession in, upon or about the demised premises.  Tenant shall also pay gross receipts tax or any excise or other taxes or licenses on or measured by or allocable to the rent payable hereunder (whether charged to Landlord or to Tenant, or to either or both of them, and whether or not now customary or within the contemplation of the parties hereto).  In the event any such taxes or licenses shall be or have been imposed against the Landlord or the real property of which the demised premises forms a part, then the amount of such taxes shall be paid by Tenant, as additional rent upon demand for payment by Landlord.  Said sum shall be payable in advance in equal monthly installments based upon Landlord’s estimate of the total amount due.  Said estimated monthly payments shall be adjusted annually to the actual tax or license due by payment by Tenant or credit by Landlord of any difference.

If, (a) in any property tax fiscal year during the term of this lease Taxes shall be increased above the Taxes for the base fiscal year, and/or (b) if in any calendar year during the term of this lease Operating Costs shall be increased above those in effect during the base year, both as hereinafter defined, Tenant shall pay to Landlord, upon receipt of a statement therefor and in the manner hereinafter set forth, as additional rent, 3.44% of the amount of increase in Operating Costs.

A.   Definitions.            (1)  “Taxes” shall mean taxes and assessments upon or with respect to the building of which the demises premises forms a part, ancillary parking facilities servicing the building, and land upon which they are located including but not limited to drive-ways, landscaped areas and courtyard entrance areas (in this Article collectively referred to as the “land and/or improvements”), imposed by Federal, State or local governments.  If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or improvements, or upon or with respect to the land and/or improvements or the rents or income therefrom, in substitution of or in lieu of any tax or assessment which would otherwise be a real estate tax, such other tax or assessment shall be deemed to be a real estate tax.  In case there shall be a reduction of the assessed valuation on the land and/or improvements for any fiscal year which affects the taxes in any year for which a rent adjustment shall have been made, the rent adjustment shall be recalculated on the basis of the revised assessed valuation and Landlord will credit against the rent next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses and costs incurred in effecting such reduction, including but not limited to attorneys fees, Property Tax Consultants fee, and other professional fees provided that such rent adjustment shall not reduce the rent payable hereunder below the basic monthly rent payable as set forth in Article 2 of this lease.  “Taxes” shall include any property taxes resulting from any transfer or conveyance of the realty of which the demised premises forms a part or from any transfer or conveyance of any ownership interest in any entity owning said realty or any part thereof.  (2) “Operating Costs” shall mean (a) wage and labor costs applicable to persons engaged in the management, operations, maintenance, overhaul, improvement or repair of the land and/or improvements, whether said persons be employed by Landlord or by an independent contractor, with whom Landlord shall have contracted or may contract for such services.  It is hereby understood that any increase or decrease in the hours of employment or the number of paid holidays, or vacation days, social security taxes, unemployment insurance taxes and the costs, if any, of providing disability, hospitalization, medical welfare, pension, retirement or other employee benefits imposed by law or by any collective bargaining agreement, or any voluntary employee benefit plans, applicable with respect to such employees, shall correspondingly affect the wage and labor costs; and (b) cost of utilities, fuel, supplies, all insurance, service contracts, improvements (excluding the interior of tenant spaces) of or on the land and/or improvements, amortized over the useful life of such improvements in accordance with generally accepted accounting principles; and (c) such other items as are customarily included in the cost of managing (including but not limited to management fees), operating (including but not limited to ground rent), maintaining (including but not limited to cleaning and janitorial services), overhauling, improving and repairing the land and/or improvements in accordance with generally accepted accounting or management principles or practices.  The following shall be excluded from the taxes and operating costs:  Federal and State income taxes imposed on Landlord’s net income and any and all costs of any expenses to procure tenants for the building, including but not limited to brokerage commissions, legal fees, and remodeling costs of suites.  (3) “Base Year” shall mean (a) for computation of Tax increases, the fiscal tax year ended June 30th, 2003, and (b) for computation of Operating Cost increases, the calendar year 2003.  (4) “Subsequent Year” shall mean each and every tax or calendar year, as the case may be, following the base year failing wholly or partly within the term of this lease.

B.   Statements for TENANT.   On or about the 1st day of April, in each and every Subsequent Year, and within ninety (90) days after the expiration or earlier termination of the term of this lease, Landlord will furnish to Tenant a comparative statement which shall show a comparison of all pertinent costs, either actual or estimated, and information applicable to the Taxes in the Base Year and in the current tax year and applicable to Operating Costs in the Base Year and in the calendar year preceding the year in which the comparative statement is submitted, and the amount, if any, of the increase in Taxes and Operating Costs and the amount thereof to be paid by Tenant.  In the event that the Building is not at least ninety-five percent (95%) occupied during any Base Year or Subsequent Year, then the costs for such year, either actual or estimated, shall be adjusted and increased to reflect what expenses would have been, had such occupancy been ninety-five percent (95%) during such entire year.  The failure of Landlord to furnish a comparative statement for any year in accordance with this Paragraph B shall be without prejudice to the right of Landlord to furnish comparative statements in subsequent years.  In the event that Landlord shall, for any reason, be unable to furnish a comparative statement on or about April 1st of any year, or within ninety (90) days after the expiration or earlier termination of this lease, Landlord may furnish such statement as soon thereafter as practicable, with the same force and effect as a comparative statement would have had, if delivered as aforesaid.

C.   Payment of Increase in Rent.  (1) The payment of any additional rent on account of Taxes and Operating Cost increases, pursuant to the provisions of this Article 20 shall be made as follows:  On the first day of the month following the furnishing of a comparative statement, Tenant shall pay to landlord as additional rent (a) a sum equal to 1/12th of Tenant’s share of tax increase multiplied by the number of months then elapsed from the date commencing with the 1st day of the current fiscal tax year up to the date of the comparative statement (less any payments made in advance under the last previous comparative statement submitted, if any), plus (b) a sum equal to 1/12th of Tenant’s share of Operating Costs increase multiplied by the number of months then elapsed from the date commencing with the first day of the preceding calendar year up to the date of the comparative statement (less any payments made in advance under the last previous comparative statement submitted, if any), plus (c) in advance, 1/12th of such share of both Tax and Operating Cost increases with respect to the then current month, and each month thereafter as additional rent until a different comparative statement shall be submitted as above provided.  (2) When the next comparative statement is submitted by Landlord to Tenant, in the event that such comparative statement shall show an increase in Taxes and/or Operating Costs which shall be different from the increase paid or which was to be paid in advance under the last previous comparative statement, then the additional rent that had been or was to be paid in advance on account of Taxes and Operating Cost increases, shall be increased or decreased accordingly.  (3) The additional rent due to Landlord or any credit due to Tenant, as disclosed by the comparative statement furnished Tenant, shall be paid or credited within Ten (10) days after the furnishing of such comparative statement.  (4) In the Event Tenant should dispute any cost items in any comparative statement furnished by Landlord pursuant to this Article, Landlord and Tenant specifically agree that provided Tenant is not otherwise in default in the payment of the basic monthly rent under this lease and Tenant first deposits with Landlord the total sum in dispute hereunder, the cost items in dispute shall be submitted to an independent Certified Public Accountant engaged by Tenant, for audit and verification of the cost items disputed, and the finding and determination of said independent Certified Public Accountant, shall be deemed conclusively correct, final and binding between parties hereto without further remedy or recourse to legal proceedings.  In the event such audit discloses that the aggregate of the true amount of such cost items as verified is within three per cent (3%) of the aggregate items disputed, Tenant shall pay the cost of such audit, which shall be in accordance with the reasonable charges generally prevailing for such work.  Sums payable under this Article are deemed independent additional rental and are payable in addition to the rental specified in Article 2 of this lease, any guaranteed minimum monthly rental, and any percentage rental payable under this lease.

D.                                    Arbitration. Provided Tenant is not otherwise in default in the payment of the basic monthly rent under this lease, the interpretation, construction, performance, or breach of this Article 20, may be settled by arbitration pursuant to the rules and regulations of the American Arbitration Association.  Either party requesting arbitration under this Article 20 shall make a demand on the other party by registered or certified mail with a copy to the American Arbitration Association.  The arbitration shall take place as noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate.  In no event shall any sum payable hereunder by withheld by Tenant pending completion of such arbitration.

21.  GENDER.  In this lease, whenever the context so requires, the masculine gender herein used shall include the feminine or neuter and singular number shall include the plural.  The captions set forth in the various Articles of this lease are for identification and convenience only and are not intended to, and shall not be deemed to limit or expand the contents of the respective Article.  If Tenant is a corporation, Tenant agrees to provide Landlord, upon execution of this lease by Tenant, with a notarized copy of a corporate resolution authorizing the Tenant corporation to execute this lease and any appurtenant documents.

22.  SUBORDINATION.  Tenant expressly agrees that, at the sole option of Landlord, this lease shall be either subject and subordinate, or paramount, to all ground or underlying leases, mortgages, Deeds of Trust, or any other encumbrances now placed or which may be placed in the future upon the real property of which the demised premises are a part by the owners thereof, and to all renewals, modifications, replacements of extensions thereof.  And Tenant further agrees that, whenever requested to do so by Landlord, Tenant will execute, sign and deliver any documents required to effecmate such subordination or superiority.  Tenant shall, upon request form Landlord, execute and deliver to Landlord any certificate or other instrument stating the date this lease will terminate, the date to which rent has been modified or if Tenant claims a deduction or offset hereunder, stating the effect of such modification and/or the claimed deduction of offset.  Tenant hereby irrevocably constitutes and appoints Landlord as Tenants’ attorney in fact to execute (and to deliver to any third party) any documents required to effect such subordination or superiority and nay such certificate or instrument for and on behalf of Tenant, if Tenant shall have falled to do so within ten (10) days after request therefore by Landlord, and in such event Landlord shall be conclusively deemed not in default under this lease.  Any right, either expressed or implied, to quiet enjoyment of the premises which Tenant may have under this lease shall be subject to any subordination of this lease under this Article.

23.  DELAY IN OCCUPANCY.  Tenant, agrees that, in the event Landlord does not deliver to Tenant timely possession of the demised premises at the commencement of the term, due to failure of a previous tenant to promptly vacate the premises, or due to delays of Landlord or its contractor in completing the remodeling of the premises, or due to any other delays, Landlord shall not be liable for any damage caused thereby; nor shall this lease by void or voidable if possession is given to Tenant within one hundred twenty (120) days after the date set for commencement of this lease, but in no event shall Tenant be liable for rent until such time as Landlord offers to deliver possession of said premises to Tenant.  However, the term hereof shall not be extended by such delay.  Tenant may take possession of the demised premises upon execution of this Lease for purposes of making tenant improvements prior to the commencement of this lease, and Tenant shall be subject to all the covenants and conditions hereof but shall not pay rent for such period ending with the commencement of the term of this Lease.  In the event that the delay in delivering to Tenant possession of said premises at the commencement of said term is caused by Tenant, rentals shall nevertheless commence on the date set out in this lease for the commencement of the term of this lease.

24.  CONDITIONS OF COVENANTS.  Each and all of the provisions of this lease are conditions precedent to be faithfully and fully performed and observed by Tenant to entitle Tenant to obtain and continue in possession of the premises hereunder; said conditions are also covenants on the part of Tenant and time of performance of each is of essence of this agreement.

25.  ATTORNEYS’ FEES.  If any action or actions be commenced for the breach of any covenants or conditions of this lease, of for any rent, or any other action arising out of this lease, or for the possession of said premises, or if arbitration of Article 20 is requested by either party hereto, or if Landlord necessarily intervenes in, or becomes a party, or is made a party to, any action or actions accruing out of this lease in order to protect is rights, then losing party will pay to prevailing party a reasonable attorney’s fee in such action or actions, which fee shall be fixed by the court in such action.  As a further inducement to Landlord to make this lease and in consideration thereof, Landlord and Tenant covenant and agree that in any action or proceeding arising out of, under or by virtue of this lease, Landlord and Tenant do hereby waive trial by jury.

26.  BUILDING RULES.  Tenant covenants that Tenant, together with all persons entering and/or occupying the demised premises shall keep and perform each and all of the rules and regulations of the building hereinafter set forth which are hereby referred to and made a part hereof.  Landlord shall have the right to amend said rules and to make other and different reasonable rules and regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Such rules and regulations may limit, restrict and regulate the privileges of tenants in the said building, and all such rules and regulations so made by Landlord, after notice thereof to Tenant, shall be binding upon Tenant and become conditions of Tenant’s tenancy and covenants on the part of and to be performed by Tenant.  Violation of any such rules and regulations shall be deemed a material breach of this lease by Tenant.  Landlord shall no be responsible to Tenant or to any other person for the non-observance or violation of the rules and regulations by any other tenant or person.

27.  WAIVER.  No modification, alteration or waiver of any term, covenant or condition of this lease shall be valid unless in writing subscribed by the Landlord or by any officer of Landlord authorized in writing.  No waiver of a breach of any covenant or condition shall be valid unless in writing subscribed by the Landlord or by any officer of Landlord authorized in writing.  No waiver of a breach of any covenant or condition shall be construed to be a waiver of any succeeding breach.  No act, delay or omission done, suffered or permitted by landlord shall be deemed to exhaust or impair any right, remedy or power of Landlord hereunder, Landlord shall have the right to accept any rental payment tendered by Tenant for lesser amounts that the full rental due without waiver of the balance due from Tenant, and in this regard Landlord shall have the right to deposit any checks tendered by Tenant regardless of any restrictive notations or endorsements placed thereon by Tenant or set forth in any accompanying transmittal without waiver of the balance due Landlord.  Landlord’s acceptance of the keys in the premises shall not constitute a surrender or termination of this lease.  A surrender or termination of this lease can only be effected by way of written agreement between the parties.  This agreement contains the entire contract between the parties hereto, and there are no oral or other agreements between Tenant and Landlord with regard to this lease, except those expressly set out herein, and no representative or officer of Landlord has any power to change, modify or make any other terms or representations whatsoever than those herein set forth.  Tenant hereby waives the provisions of Section 1932, 1941, 1942 and subdivision (4) of Section 1933 of the Civil Code of the State of California and any and all other statutes or laws permitting a tenant to make repairs at the expense of the landlord or to terminate a lease by reason of the condition of the premises or any part thereof.  Should any part, clause, provision or condition of this lease be held to be void, invalid or inoperative, such invalidity shall not affect any other clause, provision or condition hereof, but the remainder of this lease shall be effective as through such invalid clause, provision or condition had not been included herein.

28.  COVENANT BY TENANT.  HAZARDOUS MATERIALS.  Tenant covenants to hold Landlord free and harmless from all loss or damage resulting from Tenant’s violation of any term or provision of this lease, including but not limited to attorney fees and court costs.

Tenant further covenants to hold Landlord free and harmless from the use, misuse or neglect of said premises or appurtenances and expressly waives, in favor of Landlord, all claims arising out of any alleged defective or unsafe condition thereof, unless the same was caused by the negligence or willful misconduct of Landlord.

Tenant agrees to pay for all damages which may be caused to Landlord or the building in which the demised premises are situated or to any tenant or occupant thereof by any act or failure to act of Tenant or any of Tenant’s invitees, contractors, agents, guests, visitors or employees, and Tenant further agrees not to use or suffer to be used the demised premises in any manner which will increase the present rate of premium for insurance on said building, or cause a cancellation of any insurance policy relating to said building or keep or suffer to be kept therein any gasoline, distillate, petroleum, hazardous substances or explosive products.  Tenant agrees during the entire term to take good care of the demised premises and to keep the interior thereof in good order, repair and condition, natural deterioration with careful use and injury by fire, the elements and acts of God excepted.

Tenant hereby represents and warrants that no real estate broker nor any other person than Landlord, its agents and employees, has been involved in the securing and negotiations of this lease, nor is any broker or any other person entitled to any commission, finder’s fee, nor any other payment as a result of Tenant’s execution of this lease.

Tenant shall not use, generate, manufacture, produce, store, treat or dispose of on, under or about the Leased Premises or the Building, or any part thereof, any pesticides, fungicides, solvents, herbicides, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials (collectively, “Hazardous Materials”).  As used in this Paragraph 7.C, Hazardous Materials shall include but not be limited to substance defined as “hazardous substances”, “hazardous materials”, or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.: the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.: and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances in section 20316 of the California Health and Safety Code; and in the regulations adopted and publications promulgated pursuant to said laws.  California Health and Safety Code Section 25359.7 (b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located in, on or beneath such real property to give written notice of such condition to the owner thereof.  Tenant shall comply with requirements of Section 25359.7 (b) and any successor statute thereto and with all other status, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances.

Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys’ fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by (a) Tenant’s possession in, on, under or about the Leased Premises or discharge in or from the Leased Premises of any Hazardous Materials or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Leased premises or the Building, or (b) Tenant’s failure to comply with any Federal, State, County, Municipal, local or other law, rule, ordinance and regulation now or hereafter in effect relating to the industrial hygiene, environmental protection, use, analysis, generation, manufacture, purchase, transportation, storage and disposal of hazardous, toxic, contaminated, polluting and radioactive matter, substances and wastes.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Leased Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.  For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

29.  DEFAULT.  A.  It shall, at Landlord’s option, be deemed a breach of this lease if (1) Tenant defaults (a) in the making of any payment of money pursuant to this lease within five (5) days after notice thereof, or (b) fulfilling any other term, covenant, condition, provision, or agreement of this lease if said default under this Article 29 continues to exist at the expiration of thirty (30) days after notice thereof given by Landlord to Tenant, or (2) Tenant shall fail to move into or take possession of demised premises within fifteen (15) days after Landlord offers the premises for occupancy or (3) any execution or attachment shall be issued against Tenant or any of Tenant’s property or (4) the demised premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant except as permitted under paragraph 3 hereof or (5) Tenant shall default with respect to any other lease between (a) Landlord and Tenant, or (b) any parent company or subsidiary company or affiliate or agent of Landlord or Tenant or (6) Tenant assigns or otherwise transfers substantially all of the assets used in connection with the business conducted in demised premises except as permitted under paragraph 3 hereof.

B.  In the event that Landlord elects, pursuant to paragraph A of this Article, to declare a breach of this lease, then Landlord shall have the right to give Tenant fifteen (15) days notice of intention to end the term of this lease and thereupon, at the expiration of said fifteen (15) business days, the term of this lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term hereof and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as hereinafter provided.  If Tenant fails to so quit and surrender the demised premises as aforesaid, Landlord shall have the right, without notice to re-enter demised premises and disposses Tenant and the legal representatives of Tenant and all other occupants of demised premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of demised premises (but Landlord shall not be obligated to effect such removal) and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceeding to that end.

C.  In the event of any breach of this lease by Tenant (and regardless of whether or not Tenant has abandoned the demised premises), this lease shall not terminate unless Landlord, at Landlord’s option, elects at any time when Tenant is in breach of this lease to terminate Tenant’s right to possession as provided in Paragraph B and of this Article or, at Landlord’s further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer ) terminating Tenant’s right to possession.  For so long as this lease so continues in efforts, Landlord may enforce all of Landlord’s rights and remedies under this lease, including the right to recover all rent as it becomes due hereunder.  For the purposes of this Paragraph C, the following shall not constitute termination of Landlord’s right to possession; (1) acts of maintenance or preservation or efforts to relet demised premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this lease.

D.  In the event of termination of this lease or termination of Tenant’s right to possession (as result of Tenant’s breach of this lease or pursuant to Article 30 (Bankruptcy), landlord shall have the right: (1) To remove any and all persons and property from demised premises pursuant to such rights and remedies as the laws of the State of California shall then provide or permit, but Landlord shall not be obligated to effect such removal.  Such property may, at Landlord’s option, be stored or otherwise dealt with as such laws may then provide or permit, including but not limited to the right of Landlord to store the same or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant. (2) To recover from Tenant damages which shall include but not be limited to: (a) The worth, at the time of award, of the unpaid rent (including but not limited to increases in rent pursuant to Article 20 even if determined at a later date) which have been earned at the time of termination; (b) The worth, at the time of award, by which the unpaid rent (including but not limited to increases in rent pursuant to Article 20 even if determined at a later date) which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (c) The worth, at the time of award, of the amount by which the unpaid rent (including but not limited to increases in rent pursuant to Article 20 even if determined at a later date) for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided for the same period; and (d) Such expenses as Landlord may incur for legal actions, attorney’s fees, court costs, for reletting (including but not limited to any remodeling, renovations or alterations of the premises), and for keeping demised premises in good order, condition and repair (before and after Landlord has prepared the same for reletting), and all costs (including but not limited to attorneys’ and receivers’ fees) incurred in connection with the appointment of and performance by any receiver and any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant’s failure to perform these obligations under the lease or which in the ordinary course of things would be likely to result therefrom.  The “worth of at the time or award” shall include interest at the maximum legal rate. (3) To enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this lease or otherwise applicable hereto by operation of law or contract.

E.  In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease Landlord shall additionally have the right of injunction.  Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

F.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant’s being evleted or dispossessed or any cause, or in the event of Landlord’s obtaining possession of demised premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or a agreements of this lease, or otherwise.

G.  Any amount due to Landlord not paid when due shall bear interest at the maximum rate then allowable by law from the date due.  On any amounts not paid within twenty-five (25) days from the date due, Tenant shall pay Landlord a late charge of five (5%) per month for Landlord’s administrative expenses, plus the amount of legal costs and attorney’s fees incurred by Landlord prior to trial, for the collection of such delinquent rent.  Landlord shall have the right to apply the first monies received from Tenant to late charges and interest.  Payment of such interest and late charges shall not excuse or cure any default by Tenant under this lease.  Interest shall not be payable on late charges.

30.  BANKRUPTCY.  If, at any time during the term of this lease, in any judicial action proceeding in any court against Tenant, a receiver or other officer of agent abc appointed to take charge of said premises or the business conducted therein and shall be in possession thereof, or if this lease or the interest or estate created thereby vest in any other person or persons by operation of law or otherwise, except by consent of Landlord, or in the event of any action taken by or against Tenant under the federal bankruptcy laws or other applicable statutes of the United States, or any state, or if Tenant shall make an assignment for the benefit of creditors, or if an attachment or execution is levied upon Tenant’s property or interest under this lease which is not satisfied or released within thirty (30) days thereafter, the occurrence of any such event shall be deemed to be a breach of this lease by Tenant, and Landlord shall have the rights herein provided in the event of any such breach, including the right, at Landlord’s option, to terminate this lease immediately and enter said premises and removal all persons and property therefrom.

31.  ACCEPTANCE.  Tenant agrees that, upon substantial completion of said premises and/or upon Landlord’s offer to deliver the same for occupancy by Tenant, Tenant will accept said premises and take possession thereof.  The entry of the Tenant into the possession of the demised premises shall be conclusive acknowledgement on Tenant’s part of Tenant’s acceptance of the premises and that they are in good and tenantable condition, except as to latent defects not apparent by reasonable visual inspection.  At the expiration or sooner termination of this, Tenant shall deliver the demised premises to landlord, clean and in a state of repair in which said premise existed at the commencement of the term hereof, reasonable wear and tear excepted.  There are no representations or warranties of Landlord as to the condition or state of repair of the premises except as expressly stated in this lease.  Tenant’s failure to accept the premises upon Landlord’s offer of delivery shall in no way postpone the commencement of this lease or Tenant’s obligation to pay rental hereunder.

32.  COMPLIANCE.  Tenant shall, at Tenant’s expense, comply with all laws, rules, orders, ordinances, regulations and requirements or municipal, state and federal governments, boards and authorities relative to the Tenant’s occupancy of the demised premises or to the business to be conducted therein.  Tenant will keep the said premise sin a clean and orderly condition and in accordance with all laws and ordinances and the direction of all public officers, and, as far as reasonably possible, shall keep all immoral and disreputable persons out of said premises to the end that the reputation of the demised premises and the said building as a first class office building may be preserved.  No trade, occupation, game or business shall be conducted upon said premises which shall be unlawful or of unethical character.  The demised premises shall not be used for cooking, lodging, sleeping or for immoral purposes and no objectionable noise, vibration or odor shall be permitted to escape from said premises.  Tenant shall not install nor maintain vending machines on the demised premises nor engage in any activity which violates landlord’s Certificate of Occupancy relating thereto.

33.  CALIFORNIA LAW.  The provision of this lease shall be construted and interpreted in accordance with the laws of the State of California.  The language in all parts of this lease shall to construed in all cases according to its fair meaning and not strictly for or against either Landlord or Tenant.  The lease shall be deemed to be jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of the parties hereto.

34.  TRANSFER OF LANDLORD’S INTEREST.  The term “Landlord” as used in this lease, insofar as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner, or owners, at the time in question, of the fee or the ground lease on the demised premises and in the event of any transfer of the title to such Proprietary interest, the Landlord named herein (and in case of any subsequent transfers or conveyances, the then Grantor), their employees and agents shall be automatically freed and relived from and after the date of such transfer or conveyance of all personal liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this lease thereafter to be performed; provided, that any funds in the hands of such Landlord or the then Grantor at the time of such transfer in which Tenant an interest shall be turned over to the Grantee, and any amount then due and payable to Tenant by Landlord or the then Grantor under any provision of this lease shall be paid to Tenant, it being intended hereby that the covenants and obligations contained its this lease on the part of Landlord shall, subject as aforesaid, be binding upon Landlord, its successors and assigns only during and in respect to their successive periods of ownership.

35.  FORCE MAJEURE.  Any act of the Landlord required by this lease to be done within a specified time shall be subject to excusable delays.  The term “excusable delays” shall be deemed to mean any delays caused by or due to fire, the elements of nature, casualties, strikes, lockouts or other labor troubles, governmental regulations, shortages or material, or supplies, or any cause, whether similar or dissimilar to the foregoing beyond the control of Landlord which affects the performance of Landlord.  Landlord shall not be liable to Tenant, in damages or otherwise nor shall Landlord be deemed in default hereunder, for any failure, suspension, stoppage or interruption of any public utility services, air conditioning or elevator service, caused by repairs, replacements, riots, strikes, labor disputes, fire explosion, earthquake, floods, rain storms, war, insurrection failure of any public utility to furnish service for any reason whatsoever (including, but not limited to any rationing or reduction in service due to any Energy or Natural Resource Conservation Act or Agency, or any Environmental Protection Act or Agency, or any other similar or dissimilar act, statute, ordinance, regulation or directive of any federal, state, county, municipality, or any other governmental or quasi-governmental agency, or if-any public utility or any other public or private agency or entity vested with the power to curtail service as a means of conserving or controlling the consumption of water, gas, electricity or any other utility, or any other energy or energy product, or natural resource, or any product or service), act of God, accidents or any other similar or dissimilar causes beyond the reasonable control of Landlord; nor shall such failure or reduction constitute an eviction.  There shall be no abatements of rent by reason of any such failure or reduction.

36.  TAXES, ASSESSMENTS AND OTHER CHARGES.  In addition to rental, operating cost increases and any charges for utilities or services payable under this lease.  Landlord may at any item during the term of this agreement increase the service or utilities charges payable as additional rent to reflect any and all expenses costs (including but not limited to costs to secure any alternate source of utilities, energy, products or service), improvements, taxes, assessments, charges, surcharges or penalties which Landlord is subject to or required to make after the execution date of this lease pursuant to any Energy or Natural Resource Conservation Act or Agency, or any Environmental Protection Act or Agency, or any other similar or dissimilar act, statute, ordinance, regulation or directive of any federal, state, county, municipality, or any other governmental or quasi-governmental agency, or any public utility of any other public or private agency or entity vested with the power to impose taxes, assessments, charges, surcharges or penalties as a means of conserving or controlling the consumption of water, gas, electricity or any other utility, or any other energy or energy product, or natural resource, or any product or service, whether or not such taxes, assessments, charges, surcharges or penalties are based upon or applied (either directly or indirectly) to any utility, product or service charge.  Such increase to Tenant shall be based upon a proportion of the sum due as determined by Landlord, to be reasonably applicable to Tenant and shall be due and payable within ten (10) days after billing by Landlord.  In any event, Tenant shall pay all such taxes, assessments, expenses, charges, or surcharges that are imposed directly against Tenant.

Tenant shall pay Tenant’s Percentage Share (as specified in Article 20) of any special assessment levied upon the building, improvements or real property upon which the demised premises are located by the Los Angeles Rapid Transit District (or any other governmental entity having the authority to impose such assessment) (the “Metrorail Assessment”).  Tenant shall pay Tenant’s Percentage Share of the Metrorail Assessment in equal monthly installments as the same are billed by Landlord to Tenant.  Landlord may require that the final installment be due and payable on the first day of the month in which the Metrorail Assessment is due.  Tenant’s obligation requires Tenant to pay Tenant’s Percentage Share of the entire Metrorail Assessment for each calendar year of the Term and is not limited to Tenant’s Percentage Share of any annual increases made, from time to time, to the Metrorail Assessment.  If the bill for the Metrorail Assessment specifies that it applies to a given period of time, Tenant’s obligations shall be amortized to be extent the Term of the Lease does not include all such period.

Tenant shall pay Tenant’s Percentage Share (as specified in Article 20) of any special assessment, tax, levy, surcharge or fee levied upon the building, improvements or Real Property by the City or County of Los Angeles in connection with the development, improvement or beautification of Pershing Square or the area immediately adjacent thereto (the “Pershing Square Assessment”).  Tenant’s obligation requires Tenant to pay Tenant’s Percentage Share of the entire Pershing Square Assessment for each calendar year of the Term and is not limited to Tenant’s Percentage Share of any annual increases made, form time to time, to the Pershing Square Assessment.  If the bill for the Pershing Square Assessment specifies that it applies to a given period of time, Tenant’s obligations shall me amortized to the extent the Term of this Lease does not include all such period.

37.

38.  CONDITION OF THE PREMISES.  Tenant agrees that the demised premises are being leased in an “as is” condition and Landlord is not obligated to perform any work of any kind to prepare the premises for Tenant’s occupancy, except as otherwise expressly provided for by written amendment to this lease.

Landlord agrees to allow Tenant to use the carpeting and window dressings, if any, in the demised premises for the term of this lease.  Tenant agrees to maintain and/or clean the carpeting and window dressings during the term of this lease and upon the expiration thereof, return the same to Landlord, reasonably clean, and in the same condition as when received, normal wear and tear excepted.  Landlord agrees to provide normal vacuuming of the carpets only.

The area of the leased premises is based upon the retable area, which includes Tenant’s proportionate share of the public elevator lobby, toilet rooms, corridors and other public areas on the floor on which the demised premises are located.  Notwithstanding anything to the contrary contained herein, Landlord represents and warrants that it has undertaken an asbestos abetment program for the floor on which the demised premises exist and that all structural columns from slab to the slab above the existing acoustic tile have been completely enclosed and to the extent Tenant removes the existing acoustic tile on such floor, all exposed columns, beam, conduits and pipes above such apostle tile are completely enclosed with lath, plaster, and/or/or other protective coverings.  Landlord shall provide Tenant with an allowance of up to $96,960.00 to be paid to Tenant upon the request of Tenant and to be used by Tenant in connection with Tenant’s remodeling and renovation work to the leased premises contemplated to be undertaken by Tenant as more specifically outlined in Exhibit B hereto.  Tenant, at Landlord’s sole cost and expenses shall remodel and upgrade the public restrooms and common areas on the 11th floor to the Building standard and as required as a result of building and safety department, fire department, Americans with Disability Act or other regulatory requirements resulting from Tenant’s construction, use or occupancy of the demised premises.  Tenant shall advance the costs of such common area improvements and Landlord shall reimburse Tenant for such costs within ten (10) business day of Tenant’s delivery to Landlord of the Invoices for such work.  All work shall be performed in accordance with Article 7 of the Lease with such standard to be approved by Tenant.

39.  FIRE PROOFING AND INSULATING MATERIALS.  Tenant acknowledges that certain fire-proofing and insulating materials used in the construction of the Building contain asbestos and other hazardous substances (collectively “asbestos”).  If any governmental entity promulgates or revises a statute, ordinance, code, rule or regulation, or imposes mandatory or voluntary controls or guidelines with respect to such asbestos-containing materials or if Landlord otherwise so elects, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or elect to make such alterations or remove such asbestos-containing materials.  Such compliance or the making of alterations, and the removal of all or a portion of such asbestos containing materials, whether in the Premises or elsewhere in the Building, shall not, in any event constitute a breach by Landlord of any provision of this Lease, relieve Tenant of the obligation to pay any Rent due under this Lease, constitute or be construed as a constructive or other eviction of Tenant, or constitute or be construed as a breach of Tenant’s quiet enjoyment except to the extent Tenant is deprived of the use of the Premises.  In accordance with Proposition 65 (Assembly Bill No. 3713) and the regulations promulgated thereunder (California Health and Safety Code Sections 25249.6 et. seq.) which require that persons subject to “environmental exposure” to certain designated chemicals, such as asbestos, receive warning, you are advised that:

WARNING: THE BUILDING CONTAINS ASBESTOS
A CHEMICAL KNOWN TO THE STATE OF
CALIFORNIA TO CAUSE CANCER.

Tenant also acknowledges that Landlord has promulgated building regulations and procedures governing the manner in which Tenant may undertake alterations, additions, modifications and improvements to the Premises in those areas where asbestos-containing materials may be located, and such regulations and procedures may be modified, amended or supplemented from time to time.  Prior to undertaking any physical work in or around the Premises, Tenant shall notify Landlord in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Landlord shall request.  After receipt of Tenant’s notice, Landlord shall, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with asbestos-containing materials.  Tenant shall, at Tenant’s sole cost and expense, strictly comply with all such Building regulations and procedures established by Landlord and with all applicable governmental statutes, ordinances, codes, rules, regulations, restrictions and guidelines (herein “governmental controls”).  Landlord shall have the right (but not the duty or obligation at all times to monitor the work for compliance with the Building regulations and procedures and governmental controls.  If Landlord determines that any of the Building regulations or procedures or governmental controls are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable regulations, procedures and governmental controls will be observed.  Landlord’s monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any applicable governmental control or of the building regulations and procedures or a waiver by Landlord of its right to require strict compliance by Tenant with such Building regulations and procedures and governmental controls, nor shall such monitoring relieve Tenant from any of its responsibilities and liabilities relating to such work.

40.  EARLY OCCUPANCY AND RENT ABATEMENT.  Tenant shall be given possession of the demised premises upon execution of this Lease for the purposes of constructing the leasehold improvements described in Article 38 of this Lease.  Tenant’s possession of the demised premises prior to the commencement date of this Lease shall be in accordance with all the terms and conditions of this Lease except that rent payable pursuant to Article 2, 20, and 36 shall be waived for any period prior to the Commencement Date.

41.  TERMINATION RIGHT.  Tenant shall have the one-time right to terminate their lease after the twenty-fourth (24th) month of the lease term upon no less than sixty (60) days prior written notification to the Landlord.  Upon written notification, Tenant shall deliver to Landlord a termination fee in the amount of unamortized (over the remaining term of this Lease) tenant improvements, leasing commissions and three (3) months base rent.

This lease consists of forty-one (41) Articles consecutively numbered.

Rules and regulations of the building referred to herein which constitute a part of this lease

1.  The sidewalks, entrances, lobby, garage, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times.  The entrance and exit doors of all suites are to be kept closed at all times, except as required for orderly passage to and from a suite. Loitering or congregating in any part of the building or obstruction of any means of ingress or egress shall not be permitted.  Doors and windows shall not be covered or obstructed except that Landlord shall have the right to require Tenant to keep the drapes closed at all times.

2.  Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them.  Walls, floors and ceilings shall not be defaced in any way, and no one shall be permitted to mark, drive nail, screw or drill into, paint, or in any way mar any building surface, except that pictures, certificates, licenses and similar items normally used in Tenant’s business may be carefully attached to the walls of the demised premises by Tenant in a manner to be prescribed by Landlord.  Upon removal of such items by Tenant, any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

3.  No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window or door or any other part of the outside or inside of the building or the demised premises.  No window displays or other public displays shall be permitted, without the prior written consent of Landlord. Tenant shall not solicit other tenants in the building. Drapes may be installed by tenants provided they are of such color, material, construction and installation as may be prescribed by landlord.  All tenant identification on public corridor doors will be installed by Landlord for Tenant, but the cost shall be paid by Tenant.  No lettering or signs other than the name of the Tenant will be permitted on public corridor doors, with the size and type of letters to be prescribed by Landlord.  The bulletin board or directory of the building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude all other names therefrom and to impose on Tenant Landlord’s building standard charge for each and every name other than the name of Tenant which Tenant may desire to be placed upon such bulletin board and to which Landlord may consent.  All requests for listing of Tenants on the Directory of Building Tenants must be submitted to the office of the building in writing.  Landlord reserves the right to approve all listing requests.

4.  Electric wiring of every kind and telephone outlets shall be installed in a manner as will be prescribed by Landlord.  The location of convenience outlets, electric light outlets, power outlets and telephone outlets shall be approved by Landlord, but the cost of installation thereof shall be borne by Tenant.

5.  The weight, size and position of all safes and other unusually heavy objects used or placed in the building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord.  The repair of any damage done to the building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

6.  All freight, furniture, fixtures and other personal property shall only be moved into, within and out of the building at times designated by and under the super vision of Landlord and in accordance with such regulations as may be posted in the office of the building.  In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

7.  No improper noises, vibrations or odors will be permitted in the building, nor shall any person be permitted to interfere in any way with tenants or those having business with them.  No person will be permitted to bring or keep within the building any animal, bird or bicycle.  No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the building, except in the refuse containers provided therefor.  No person shall be employed by Tenant to do janitor work in any part of said building without the written consent of Landlord.  Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of said building.

8.  The storage of goods, wares or merchandise on the premises will not be permitted except in areas specifically designated by Landlord for storage.  No auction, public or private, will be permitted in the premises.  Articles of unusual size or weight and articles which exceed the design floor weight of the building are not permitted in the building, unless permitted by Landlord in writing.

9.  The requirements of Tenant will be attended only upon application at the office of the building.  Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the office of the building, and no such employee shall admit any person (Tenant or otherwise) to any office without specific instructions from the office of the building.

10.  All keys shall be obtained from Landlord, and all keys shall be returned to Landlord upon termination of this lease.  Tenant shall not change the locks or install other locks on the doors.

11.  Any Tenant using the premises after regular business hours or on non-business days shall lock any entrance doors to the building used by Tenant immediately after entering or leaving the building.  Tenant, his employees, agents or associates, or other persons entering or leaving the building when it is so locked may be required to sign the building register when so doing, and any watchman in charge may refuse to admit Tenant or any of Tenant’s employees, agents or associates, or any other person to the building while it is so locked without a pass previously arranged or other satisfactory identification showing such person’s right to access to the building at such time.  However,  Landlord assumes no responsibility whatsoever in connection therewith and shall not be liable for any damage resulting from any error in regard to any such pass or identification or from the admission of or refusal to admit, any person to said building.

12.  Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to his occupancy of the space herein leased.  THIS LEASE AGREEMENT WILL NOT BECOME EFFECTIVE OR A BINDING AGREEMENT BETWEEN THE PARTIES UNTIL IT HAS BEEN COUNTERSIGNED BY CITINATIONAL-BUCKEYE BUILDING CO. AND A COPY EXECUTED BY ALL THE PARTIES HERETO HAS BEEN RETURNED TO THE TENANT.

LANDLORD:		TENANT:
CITINATIONAL-BUCKEYE BUILDING CO.,		CITY NATIONAL BANK
a California limited partnership		a national banking association
By:	OLIVE-SIXTH BUCKEYE CO., General Partner

By:	/s/ Bram Goldsmith	By:	/s/ [ILLEGIBLE]
Bram Goldsmith, General Partner

[GRAPHIC]

606 S. Olive St.

Suite 1100

City National Bank

[GRAPHIC]

[ILLEGIBLE]

[CITY NATIONAL BANK LOGO]

606 S. Olive Street

Los Angeles, California

11th Floor

Furniture Plan

A - 5

This lease consists of forty-one (41) Articles consecutively numbered.

Rules and regulations of the building referred to herein which constitute a part of this lease

1.                                       The sidewalks, entrances, lobby, garage, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times.  The entrance and exit doors of all suites are to be kept closed at all times, except as required for orderly passage to and from a suite.  Loitering or congregating in any part of the building or obstruction of any means of ingress or egress shall not be permitted.  Doors and windows shall not be covered or obstructed except that Landlord shall have the right to require Tenant to keep the drapes closed at all times.

2.                                       Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them.  Walls, floors and ceilings shall not be defaced in any way, and no one shall be permitted to mark, drive nail, screw or drill into, paint, or in any way mar any building surface, except that pictures, certificates, licenses and similar items normally used in Tenant’s business may be carefully attached to the walls of the demised premises by Tenant in a manner to be prescribed by Landlord.  Upon removal of such items by Tenant, any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.

3.                                       No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window or door or any other part of the outside or inside of the building or the demised premises.  No window displays or other public displays shall be permitted, without the prior written consent of Landlord. Tenant shall not solicit other tenants in the building.  Drapes may be installed by tenants provided they are of such color, material, construction and installation as may be prescribed by landlord.  All tenant identification on public corridor doors will be installed by Landlord for Tenant, but the cost shall be paid by Tenant.  No lettering or signs other than the name of the Tenant will be permitted on public corridor doors, with the size and type of letters to be prescribed by Landlord.  The bulletin board or directory of the building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude all other names therefrom and to impose on Tenant Landlord’s building standard charge for each and every name other than the name of Tenant which Tenant may desire to be placed upon such bulletin board and to which Landlord may consent.  All requests for listing of Tenants on the Directory of Building Tenants must be submitted to the office of the building in writing.  Landlord reserves the right to approve all listing requests.

4.                                       Electric wiring of every kind and telephone outlets shall be installed in a manner as will be prescribed by Landlord.  The location of convenience outlets, electric light outlets, power outlets and telephone outlets shall be approved by Landlord, but the cost of installation thereof shall be borne by Tenant.

5.                                       The weight, size and position of all safes and other unusually heavy objects used or placed in the building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord.  The repair of any damage done to the building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

6.                                       All freight, furniture, fixtures and other personal property shall only be moved into, within and out of the building at times designated by and under the super vision of Landlord and in accordance with such regulations as may be posted in the office of the building. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

7.                                       No improper noises, vibrations or odors will be permitted in the building, nor shall any person be permitted to interfere in any way with tenants or those having business with them.  No person will be permitted to bring or keep within the building any animal, bird or bicycle.  No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the building, except in the refuse containers provided therefor.  No person shall be employed by Tenant to do janitor work in any part of said building without the written consent of Landlord.  Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of said building.

8.                                       The storage of goods, wares or merchandise on the premises will not be permitted except in areas specifically designated by Landlord for storage.  No auction, public or private, will be permitted in the premises.  Articles of unusual size or weight and articles which exceed the design floor weight of the building are not permitted in the building, unless permitted by Landlord in writing.

9.                                       The requirements of Tenant will be attended only upon application at the office of the building.  Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the office of the building, and no such employee shall admit any person (Tenant or otherwise) to any office without specific instructions from the office of the building.

10.                                 All keys shall be obtained from Landlord, and all keys shall be returned to Landlord upon termination of this lease.  Tenant shall not change the locks or install other locks on the doors.

11.                                 Any Tenant using the premises after regular business hours or on non-business days shall lock any entrance doors to the building used by Tenant immediately after entering or leaving the building.  Tenant, his employees, agents or associates, or other persons entering or leaving the building when it is so locked may be required to sign the building register when so doing, and any watchman in charge may refuse to admit Tenant or any of Tenant’s employees, agents or associates, or any other person to the building while it is so locked without a pass previously arranged or other satisfactory identification showing such person’s right to access to the building at such time.  However, Landlord assumes no responsibility whatsoever in connection therewith and shall not be liable for any damage resulting from any error in regard to any such pass or identification or from the admission of or refusal to admit, any person to said building.

12.                                 Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to his occupancy of the space herein lease.  THIS LEASE AGREEMENT WILL NOT BECOME EFFECTIVE OR A BINDING AGREEMENT BETWEEN THE PARTIES UNTIL IT HAS BEEN COUNTERSIGNED BY CITINATIONAL BUCKEYE BUILDING CO. AND A COPY EXECUTED BY ALL THE PARTIES HERETO HAS BEEN RETURNED TO THE TENANT.

LANDLORD:		TENANT:
CITINATIONAL-BUCKEYE BUILDING CO.,		CITY NATIONAL BANK,
a California limited partnership		a national banking association
By:	OLIVE-SIXTH BUCKEYE CO., General Partner

By:	/s/ Bram Goldsmith	By:	/s/ [ILLEGIBLE]
	Bram Goldsmith, General Partner		[ILLEGIBLE]